EXHIBIT 99.1
Compass Diversified Holdings Announces Amendment of its Credit Agreement
Westport, Conn., January 10, 2025 – Compass Diversified Holdings (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced that on January 9, 2025, it entered into a First Incremental Facility Amendment (the “Amendment”) to its existing Credit Agreement with Bank of America, N.A., as Administrative Agent for the Lenders party thereto.
The Amendment modifies the Company’s Third Amended and Restated Credit Agreement, dated as of July 12, 2022, as amended, among the Company, the Lenders, the Administrative Agent and the other financial institutions party thereto, to provide for (a) an additional advance of the term loan in the aggregate amount of $200 million (the “Incremental Term Loan”) on the date of the Amendment, and (b) delayed draw term loan commitments in the aggregate amount of $100 million (the “Incremental Delayed Draw Term Loan Commitments,” and the loan drawn thereunder is referred to herein as the “Incremental Delayed Draw Term Loan”), which may be reduced or terminated by the Company upon five business days’ notice and pursuant to which the Company may make no more than two draws by July 9, 2025.
The proceeds from the Incremental Term Loan and the Incremental Delayed Draw Term Loan will be used for new acquisitions, working capital, capital expenditures and other general corporate purposes. The Incremental Term Loan, along with the existing term loan under the Credit Agreement, will require quarterly repayments of principal amount ranging from $3.75 million to $11.25 million, commencing March 31, 2025, with a final payment of principal and interest due on July 12, 2027.
Commencing on the first quarter ending after the earlier of (i) the date Incremental Delayed Draw Term Loan is fully drawn and (ii) the end of the Availability Period, the Company will be required to make quarterly repayments of principal amount ranging from 0.625% to 1.875% of the drawn Incremental Delayed Draw Term Loan (which amounts will be reduced by certain prepayment, if any), unless such loan is accelerated sooner. The Amendment contains customary representations and warranties. All other material terms and conditions of the Credit Agreement were unchanged.
About Compass Diversified
Since its IPO in 2006, CODI has consistently executed its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance of CODI. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, or social, civil and political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
Compass Diversified
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Gateway Group
Cody Slach
949.574.3860
CODI@gatewayir.com

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Compass Diversified
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The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com